CONSENT OF COUNSEL

We consent to the reference to our Firm under the caption "Information about the Reorganization -- Tax Considerations" in the Prospectus which forms a part of the Pre-Effective Amendment to the Registration Statement on Form N-14 (File No. 333-134499).


                               /s/Kirkpatrick & Lockhart Nicholson Graham LLP
                                  Kirkpatrick & Lockhart Nicholson Graham LLP